UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On December 14, 2016, EPR Properties (the “Company”) and certain of its subsidiaries, as guarantors (the “Guarantors”), completed the public offering of $450.0 million aggregate principal amount of the Company’s 4.750% Senior Notes due 2026 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-211812), as supplemented by the prospectus supplement dated December 7, 2016, previously filed with the Securities and Exchange Commission under the Securities Act.

The Notes were issued (and the guarantees delivered) pursuant to an indenture, dated as of December 14, 2016 (the “Indenture”), among the Company, the Guarantors and UMB Bank, n.a., as trustee (the “Trustee”).

The Notes are senior unsecured obligations of the Company and are guaranteed (the “Guarantees”) by each of its subsidiaries that guarantee the Company’s unsecured revolving credit facility, unsecured term loan facility, 7.750% Senior Notes due 2020, 5.750% Senior Notes due 2022, 5.250% Senior Notes due 2023, 4.350% Senior Notes due 2024, 4.500% Senior Notes due 2025 and 4.560% Senior Notes due 2026 (collectively, the “Existing Notes”). The Notes and the Guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Company’s unsecured revolving credit facility, unsecured term loan facility and the Existing Notes, and rank senior in right of payment to any of the Company’s and the Guarantors’ existing and future indebtedness that is subordinated to the Notes. The Notes are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes and the Guarantees are structurally subordinated to all liabilities of any of the Company’s subsidiaries that do not guarantee the Notes.

The Notes accrue interest at a rate of 4.750% per year from December 14, 2016, payable semi-annually in arrears, until maturity or earlier redemption. The Company will pay interest on the Notes on June 15 and December 15 of each year, beginning June 15, 2017, to holders of record on the preceding June 1 and December 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes will mature on December 15, 2026 (the “Maturity Date”), unless earlier redeemed by the Company at its option.

The Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date, plus a make-whole premium. If the Notes are redeemed on or after September 15, 2026 (three months prior to the Maturity Date), the redemption price will be 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, up to, but excluding, the redemption date.

The Company and its restricted subsidiaries are subject to certain negative covenants under the Indenture. The provisions of the Indenture limit the Company’s and its restricted subsidiaries’ ability to, among other things, (i) incur additional indebtedness and (ii) consolidate, merge or transfer substantially all of their assets. The Company and its restricted subsidiaries must also maintain total unencumbered assets of at least 150% of their unsecured debt.

The Indenture also contains customary events of default. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs and is continuing, the Trustee or holders of not less than 25% in principal amount of the then outstanding Notes may declare all of the Notes due and payable immediately.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Number	Description

4.1	Indenture, dated December 14, 2016, among the Company, certain of its subsidiaries, as guarantors, and UMB Bank, n.a., as trustee.

4.2	Form of 4.750% Senior Note due 2026 (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion of Stinson Leonard Street LLP as to the legality of the Notes.

8.1	Opinion of Stinson Leonard Street LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Notes.

23.1	Consent of Stinson Leonard Street LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Leonard Street LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 14, 2016

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture, dated December 14, 2016, among the Company, certain of its subsidiaries, as guarantors, and UMB Bank, n.a., as trustee.

4.2	Form of 4.750% Senior Note due 2026 (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion of Stinson Leonard Street LLP as to the legality of the Notes.

8.1	Opinion of Stinson Leonard Street LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Notes.

23.1	Consent of Stinson Leonard Street LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Leonard Street LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).